U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549



                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 18, 2000


                    AVANI INTERNATIONAL GROUP INC.
         (Name of Small Business Issuer in its charter)


 Nevada                 000-23319               88-0367866
(State of           Commission File No.        (I.R.S. Employer
Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2
 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number 604-525-2386.


Item 4. Changes in Registrant's Certifying Accountant.
On December 18, 2000, the Registrant elected to retain BDO Dunwoody LLP and dismissed Cogen Sklar LLP ("Cogen Sklar") as its independent auditor. Heretofore, Cogen Sklar had acted as the Registrant's independent auditor.
The audit reports of Cogen Sklar on the consolidated financial statements of the Registrant and its subsidiaries for the two most recent fiscal years ended December 31, 1999 and December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountant's was recommended by the Registrant's board of directors.

During the Registrant's two most recent fiscal years ended December 31, 1999 and December 31, 1998, and through the subsequent interim period ending December 19, 2000 there were no disagreements with the Cogen Sklar on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report; nor has Cogen Sklar ever presented a written report, or otherwise communicated in writing to the Registrant or is board of directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-B.

Cogen Sklar has provided Registrant with a letter addressed to the Securities and Exchange Commission as required by Item 304(a)(3) of Regulation S-B, so that Registrant can file such letter with the Commission. The letter is attached as an exhibit hereto.

Item 7. Exhibits.
    Exhibit Number                Description

        16 Letter From Cogen Sklar LLP regarding Change of Accountants


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.


December 21, 2000
/s/ Dennis Robinson
Dennis Robinson
Treasurer and
Chief Accounting Officer


                          EXHIBIT INDEX

     Exhibit Number                Description
     ______________                ____________
       16                    Letter From Cogen Sklar LLP regarding
                             Change of Accountants.










TYPE: EX 16
SEQUENCE
DESCRIPTION: EXHIBIT 16



EXHIBIT 16


Securities and Exchange Commission
450 5th street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Avani International Group, Inc. dated December 18, 2000.

/s/ Cogen Sklar LLP
Cogen Sklar LLP
Bala Cynwyd, Pennsylvania
December 21, 2000